Exhibit 99.1

PRESS RELEASE

Signify Health Announces First Quarter 2022 Results
Maintains 2022 Full Year Guidance

Financial Highlights

First Quarter 2022:
•First quarter revenue of $216.5 million, an increase of 20% from first quarter 2021
•GAAP net loss of $16.3 million improved compared to net loss of $51.7 million in first quarter 2021
•Non-GAAP adjusted EBITDA1 of $45.0 million, an increase of 31% from first quarter 2021

2022 Guidance:
Signify Health maintains estimates for full year 2022 results as follows:
•Total revenue in the range of $948 million to $971 million; and
•Total adjusted EBITDA1 in the range of $212 million to $222 million.

DALLAS and NEW YORK – May 4, 2022 – Signify Health, Inc. (NYSE: SGFY), a leading healthcare platform that leverages advanced analytics, technology and nationwide healthcare networks to create and power value-based payment programs, today announced the Company’s financial results for the first quarter 2022.

“Our strong first quarter results demonstrate the significant value we are delivering to our clients as we continue to execute our growth strategy and make strategic investments in our business,” said Kyle Armbrester, Chief Executive Officer of Signify Health. “The investments we have made to support increased customer demand for our comprehensive member evaluations enabled us to reach a record level of 564 thousand evaluations in the first quarter. Investment in people and processes also helped our Episodes of Care and BPCI-A program partners to improve health outcomes for patients and deliver meaningful savings as we continue to manage through the COVID-19 environment and its impact on program size and savings rate.”

Mr. Armbrester continued, “The integration of Caravan Health is progressing well and clients are responding favorably to how the combined capabilities of Signify and Caravan can help them be more successful in their alternative payment strategies. Clients also are expressing interest in tapping into the significant access and scale we have in homes as part of their efforts to manage total cost of care. Caravan Health adds to our revenue diversification while supporting our mission to accelerate the transformation of the U.S. healthcare system from fee-for-service to value-based care.”

First Quarter 2022 Financial Results

•Total revenue for the first quarter increased 20% to $216.5 million, up from $180.0 million in the same period a year ago. Overall growth in the first quarter of 2022 was driven by a 23% increase in Home & Community Services (HCS) segment revenue to $186.9 million and a 7% increase in Episodes of Care Services (ECS) segment revenue to $29.6 million compared to a year ago.
•The strong HCS revenue was a quarterly record and is attributable to an increase in in-home evaluations (IHE) volume, which grew to approximately 564 thousand from approximately 462 thousand in the first quarter of 2021.

•ECS first quarter revenue growth was driven by an increase in program size and revenue generated by Caravan Health for one-month post acquisition.
•First quarter total net loss improved to $16.3 million compared to a net loss of $51.7 million for the same period a year ago. Net loss included $28.9 million of other expense related to the remeasurement of the fair value of our Equity Appreciation Rights (EAR) due to an increase in the Company’s stock price in the first quarter.
•Non-GAAP Adjusted EBITDA1 for the first quarter increased 31% to $45.0 million, compared to $34.4 million for the first quarter 2021, driven primarily by HCS revenue growth.
•Non-GAAP Adjusted EBITDA margin1 for the first quarter was 20.8%, a 170-basis point improvement from the comparable year ago period.

2022 Outlook

The Company is maintaining its full year 2022 estimates as follows:

•Total revenue in the range of $948 million to $971 million; and
•Total adjusted EBITDA1 in the range of $212 million to $222 million.

1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to the reconciliation in “Non-GAAP Financial Measures.” We have not reconciled 2022 guidance for adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and have not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss), including, among others, stock-based compensation and the fair valuation of the EARs, that are not within our control or cannot be reasonably estimated.

Conference Call Information

Signify Health will host a conference call to discuss the Company’s first quarter 2022 results on May 5, 2022 at 8:30am ET. A live audio webcast of the conference call may be accessed through the investor relations section of Signify Health’s website at investors.signifyhealth.com/events/default.aspx and will be available for replay through July 5, 2022.

About Signify Health

Signify Health is a leading healthcare platform that leverages advanced analytics, technology, and nationwide healthcare provider networks to create and power value-based payment programs. Our mission is to transform how care is paid for and delivered so that people can enjoy more healthy, happy days at home. Our solutions support value-based payment programs by aligning financial incentives around outcomes, providing tools to health plans and healthcare organizations designed to assess and manage risk and identify actionable opportunities for improved patient outcomes, coordination and cost-savings. Through our platform, we coordinate what we believe is a holistic suite of clinical, social, and behavioral services to address an individual’s healthcare needs and prevent adverse events that drive excess cost, all while shifting services towards the home.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business, our plan to drive better patient outcomes, our 2022 Outlook, including our 2022 estimates for total GAAP revenue, total Adjusted EBITDA, in-home evaluations, bundled payment program size and bundled payment weighted average savings rate improvements. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: our failure to maintain and grow our network of high-quality network providers; the COVID-19 pandemic and whether the pandemic will subside in 2022; our ability to realize synergies from the acquisition of Caravan Health, Inc.; factors beyond our control that could impact our ability to complete IHEs; our dependence upon a limited number of key customers; our dependence on certain key government programs including BPCI-A; risks associated with estimating program size and savings rate in BPCI-A; our failure to continue to innovate and provide services that are useful to customers and achieve and maintain market acceptance; our limited operating history with certain of our solutions; our failure to compete effectively; the length and unpredictability of our sales cycle; seasonality that may cause fluctuations in our sales, cash flows and results of operations; the information we provide to, or receive from, our health plans and providers could be inaccurate or incomplete; the risk that the cost of services provided will be higher than benchmark prices in our episodes and care redesign solutions; risks that arise from operating internationally; failure of our existing customers to continue or renew their contracts with us; failure of service providers to meet their obligations to us; our failure to achieve or maintain profitability; our revenues not growing at the rates they historically have, or at all; our failure to successfully execute on our growth initiatives, business strategies, or operating plans, including growth in our Commercial Episodes business; our failure to successfully launch new products; our failure to diversify sources of revenues and earnings; changes in accounting principles applicable to us; incorrect estimates or judgments relating to our critical accounting policies; increases in our level of indebtedness or in interest rates; our failure to effectively adapt to changes in the healthcare industry, including changes in the rules governing Medicare or other federal healthcare programs; our failure to adhere to complex and evolving governmental laws and regulations; our failure to comply with current and future federal and state privacy, security and data protection laws, regulations or standards; our employment of and contractual relationships with our providers subjecting us to licensing or other regulatory risks, including recharacterization of our contracted providers as employees; adverse findings from inspections, reviews, audits and investigations; inadequate investment in or maintenance of our operating platform and other information technology and business systems; our ability to develop and/or enhance information technology systems and platforms to meet our changing customer needs; higher than expected investments in our business including, but not limited to, investments in our technology and operating platform, which could reduce our profitability; security breaches or incidents, loss or misuse of data, a failure in or breach of our operational or security systems or other disruptions; disruptions in our disaster recovery systems or management continuity planning; our ability to obtain, maintain, protect and enforce our intellectual property; our dependence on distributions from Cure TopCo, LLC to fund dividend payments, if any, and to pay our taxes and expenses, including payments under the Tax Receivable Agreement; the control certain equity holders that held an ownership interest in Cure TopCo, LLC prior to our IPO have over us and our status as a controlled company; our ability to realize any benefit from our organizational structure; risks associated with acquiring other businesses including our ability to effectively integrate the operations and technologies of the acquired businesses; and the other risk factors described under “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are available free of charge on the SEC's website at: www.sec.gov.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

About Non-GAAP Financial Measures

This press release contains certain financial measures not presented in accordance with generally accepted accounting principles in the United State (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA margin, which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting and for business strategy purposes. Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to GAAP measures. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly-titled measures used by other companies. Management believes that such measures are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. Please refer to the reconciliations of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable financial measures prepared in accordance with GAAP below.

Investor Contact
Jason Plagman
Vice President, Investor Relations
investor.relations@signifyhealth.com

Media Contact
Lynn Shepherd
Vice President, Communications
lshepherd@signifyhealth.com

Source: Signify Health

Table 1
Signify Health, Inc.
Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
($ in millions)	2022	2021

Home & Community Services	$186.9	$152.4
Episodes of Care Services	29.6	27.6
Revenue	216.5	180.0
Operating expenses:
Service expense	114.5	98.5
Selling, general and administrative expense	70.3	57.3
Transaction-related expenses	3.2	5.6
Depreciation and amortization	18.0	16.7
Total operating expenses	206.0	178.1
Income from operations	10.5	1.9
Interest expense	4.0	6.8
Other (income) expense	28.8	56.7
Other (income) expense, net	32.8	63.5
Loss before income taxes	(22.3)	(61.6)
Income tax benefit	(6.0)	(9.9)
Net loss	$(16.3)	$(51.7)
Net loss attributable to pre-Reorganization period	—	(17.2)
Net loss attributable to noncontrolling interest	(5.4)	(11.3)
Net loss attributable to Signify Health, Inc.	$(10.9)	$(23.2)

Loss per share of Class A common stock
Basic	$(0.06)	$(0.14)
Diluted	$(0.06)	$(0.14)
Weighted average shares of Class A common stock outstanding
Basic	172,761,665	165,486,015
Diluted	172,761,665	165,486,015

Table 2
Signify Health, Inc.
Consolidated Balance Sheet
(unaudited)

	March 31,	December 31,
($ in millions)	2022	2021

ASSETS
Current assets
Cash and cash equivalents	$451.3	$678.5
Accounts receivable, net	220.7	217.2
Contract assets	132.5	84.3
Restricted cash	2.3	5.7
Prepaid expenses and other current assets	19.1	14.9
Total current assets	825.9	1,000.6
Property and equipment, net	23.4	23.7
Goodwill	796.4	597.1
Intangible assets, net	540.2	455.3
Operating lease right-of-use assets	21.3	—
Deferred tax assets	53.5	38.8
Other assets	10.7	11.7
Total assets	$2,271.4	$2,127.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$105.5	$136.7
Contract liabilities	44.0	32.9
Current maturities of long-term debt	3.5	3.5
Other current liabilities	18.3	10.0
Total current liabilities	171.3	183.1
Long-term debt	334.5	334.9
Contingent consideration	30.6	—
Customer EAR liability	84.0	48.6
Tax receivable agreement liability	56.3	56.3
Deferred tax liabilities	22.4	—
Noncurrent operating lease liabilities	25.2	—
Other noncurrent liabilities	1.2	11.4
Total liabilities	725.5	634.3

Class A common stock, par value $0.01 (176,232,513 and 170,987,365 issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	1.8	1.7
Class B common stock, par value $0.01 (57,313,051 and 56,838,744 issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	0.6	0.6
Additional paid-in capital	1,160.0	1,101.3
Retained earnings	8.4	19.7
Contingently redeemable noncontrolling interest	375.1	369.6
Total stockholders' equity	1,545.9	1,492.9

Total liabilities and stockholders' equity	$2,271.4	$2,127.2

Table 3
Signify Health, Inc.
Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
($ in millions)	2022	2021
Operating activities
Net loss	$(16.3)	$(51.7)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	18.0	16.7
Equity-based compensation	6.6	2.5
Customer equity appreciation rights	6.5	4.9
Remeasurement of customer equity appreciation rights	28.9	56.8
Amortization of deferred financing fees	0.6	0.7
Amortization of right-of-use assets	1.7	—
Remeasurement of contingent consideration	0.1	0.2
Deferred income taxes	(12.9)	(14.0)
Changes in operating assets and liabilities:
Accounts receivable	(1.9)	101.2
Prepaid expenses and other current assets	(2.3)	2.4
Contract assets	(39.1)	(33.5)
Other assets	1.3	(1.0)
Accounts payable and accrued expenses	(32.1)	(13.8)
Contract liabilities	11.1	14.6
Other current liabilities	(0.7)	1.9
Noncurrent lease liabilities	(1.9)	—
Other noncurrent liabilities	0.1	(1.2)
Net cash (used in) provided by operating activities	(32.3)	86.7

Investing activities
Capital expenditures - property and equipment	(1.7)	(0.7)
Capital expenditures - internal-use software development	(6.8)	(5.7)
Purchase of long-term investment	(0.3)	—
Business combinations, net of cash acquired	(189.6)	—
Net cash used in investing activities	(198.4)	(6.4)

Financing activities
Repayment of long-term debt	(0.9)	(1.0)
Repayments of borrowings under financing agreement	(0.3)	(0.3)
Proceeds from IPO, net	—	604.8
Distributions to/on behalf of non-controlling interest members	(0.3)	—
Proceeds related to the issuance of common stock under stock plans	1.6	0.1
Net cash provided by financing activities	0.1	603.6

(Decrease) increase in cash, cash equivalents and restricted cash	(230.6)	683.9
Cash, cash equivalents and restricted cash - beginning of period	684.2	77.0
Cash, cash equivalents and restricted cash - end of period	$453.6	$760.9

Table 4
Signify Health, Inc.
Reconciliation of net loss to Adjusted EBITDA (non-GAAP)
(Unaudited)

	Three months ended March 31,
($ in millions)	2022	2021
Net loss	$(16.3)	$(51.7)
Interest expense	4.0	6.8
Income tax benefit	(6.0)	(9.9)
Depreciation and amortization	18.0	16.7
Other expense (income), net(a)	28.8	56.7
Transaction-related expenses(b)	3.2	5.6
Equity-based compensation(c)	6.5	2.5
Customer equity appreciation rights(d)	6.5	4.9
Remeasurement of contingent consideration(e)	0.1	0.2
SEU Expense(f)	0.1	1.5
Non-recurring expenses(g)	0.1	1.1
Adjusted EBITDA	$45.0	$34.4

Adjusted EBITDA Margin(h)	20.8%	19.1%

Segment Adjusted EBITDA:
Home & Community Services	$55.9	$41.1
Episodes of Care Services	(10.9)	(6.7)

(a) Represents other non-operating (income) expense that consists primarily of the quarterly remeasurement of fair value of the outstanding customer EARs and EAR letter agreement as well as interest and dividends earned on cash and cash equivalents.
(b) Represents transaction-related expenses that consist primarily of expenses incurred in connection with acquisitions and other corporate development activities, including the Caravan Health acquisition and potential mergers and acquisitions activity that did not proceed, strategic investments and similar activities. Expenses incurred in connection with our IPO, which cannot be netted against proceeds, are also included in transaction-related expenses in 2021.
(c) Represents expense related to equity incentive awards, including incentive units, stock options and RSUs, granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.
(d) Represents the reduction of revenue related to the grant date fair value of the customer EARs granted pursuant to the customer EAR agreements we entered into in December 2019 and September 2020 as well as the EAR letter agreement we entered into in December 2021.
(e) Represents remeasurement of contingent consideration in 2022 related to potential payment due upon completion of certain milestones in connection with our acquisition of Caravan Health. In 2021, relates to potential payments due upon completion of certain milestone events in connection with our acquisition of PatientBlox.
(f) Represents compensation expense related to awards of synthetic equity units subject to time-based vesting. A limited number of synthetic equity units were granted in 2020 and 2021 at the time of the IPO; no future grants will be made. Compensation expense related to these awards is tied to the 30-trading day average price of our Class A common stock, and therefore is subject to volatility and may fluctuate from period to period until settlement occurs.
(g) Represents certain gains and expenses incurred that are not expected to recur, including those associated with the closure of certain facilities and the early termination of certain contracts as well as one-time expenses associated with the COVID-19 pandemic.
(h) We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.